Exhibit 5.1

                             HOGAN & HARTSON L.L.P.
                                 COLUMBIA SQUARE
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                               TEL (202) 637-5600
                               FAX (202) 637-5910


                                 October 6, 1999



Board of Directors
CarrAmerica Realty Corporation
1850 K Street, N.W., Suite 500
Washington, D.C. 20006

Ladies and Gentlemen:

                  We are acting as counsel to CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to an additional 120,000 shares of common stock, par value $.01 per share (the "Shares"), issuable in connection with the Company's 1995 Non-Employee Director Stock Option Plan, as amended (the "Plan"). This opinion letter is furnished to at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1. An executed copy of the Registration Statement.

                  2. A copy of the Plan, as certified on the date hereof by
                     an Assistant Secretary of the Company as being complete, accurate and in effect.

                  3. The charter of the Company, as certified by the State
                     Department of Assessments and Taxation of the State of Maryland on March 11, 1999 and by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  4. The bylaws of the Company, as certified by an Assistant
                     Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  5. Resolutions of the Board of Directors of the Company
                     adopted on August 5, 1999, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company's charter. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on Maryland corporate law. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

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                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares in the manner and on the terms described in the Registration Statement and the Plan, and (iii) receipt by the Company of the consideration for the Shares (the form of which is in accordance with applicable law), the Shares will be validly issued, fully paid and nonassessable.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                  Very truly yours,


                                                  /s/  Hogan & Hartson L.L.P.
                                                  ---------------------------
                                                  HOGAN & HARTSON L.L.P.